Exhibit 99.2

Wellington Management Legacy Securities PPIF Master Fund, LP

(a Delaware limited partnership)

Financial Statements for the Three and Six Months Ended

June 30, 2012 and June 30, 2011

(Unaudited)

Wellington Management Legacy Securities PPIF Master Fund, LP

(a Delaware limited partnership)

Wellington Management Legacy Securities PPIF Master Fund, LP

(a Delaware limited partnership)

Statement of Assets, Liabilities and Partners’ Capital

June 30, 2012

(Unaudited)

(in United States Dollars)

Assets
Investments, at fair value (amortized cost $4,379,496,424)	$4,207,495,107
Cash and cash equivalents	265,680,684
Swap collateral	57,721,000
Interest receivable	15,678,769
Debt issuance costs (net of amortization of $5,066,619)	10,098,615

Total assets	$4,556,674,175

Liabilities and partners’ capital

Liabilities
Loan payable	$2,041,000,000
Unrealized depreciation on swap contracts	88,559,200
UST Warrant payable, at fair value	9,793,330
Interest on loan payable	1,195,843
UST Management fees payable	574,744
Administration fees payable	165,730
Professional fees payable	113,729
Accrued expenses and other liabilities	93,260

Total liabilities	2,141,495,836

Partners’ capital
General Partner	12,083
Limited Partners	2,415,166,256

Total partners’ capital	2,415,178,339

Total liabilities and partners’ capital	$4,556,674,175

Wellington Management Legacy Securities PPIF Master Fund, LP

(a Delaware limited partnership)

Statements of Operations

For the Three and Six Months Ended June 30, 2012 and June 30, 2011

(Unaudited)

(in United States Dollars)

	For the three months ended		For the six months ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Investment income:
Interest income	$78,568,115	$79,517,940	$144,676,574	$155,192,794

Expenses:
Interest expense (including amortization of debt issuance costs of $479,631, $479,631, $959,263 and $953,992 respectively)	7,051,040	6,405,591	14,052,779	12,546,305
UST Management fees	574,743	574,743	1,149,487	1,149,487
Administration fees	272,562	229,152	537,779	440,238
Professional fees	42,734	40,165	85,468	79,888
Other expenses	48,483	41,137	96,967	81,822

Total expenses	7,989,562	7,290,788	15,922,480	14,297,740

Net investment income	70,578,553	72,227,152	128,754,094	140,895,054

Net realized gain (loss) and change in unrealized appreciation (depreciation):
Net realized gain (loss) on:
Investments	10,102,143	550	35,588,387	477,161
Swap contracts	1,565,825	958,019	(12,974,074)	(3,702,874)

Net change in unrealized appreciation (depreciation) on:
Investments	(34,885,288)	(230,751,910)	325,020,798	(203,075,084)
Swap contracts	(12,695,835)	(34,293,751)	(2,903,597)	(37,082,220)
UST Warrant	920,116	(212,189)	2,081,084	453,685

Net realized and change in unrealized gain (loss)	(34,993,039)	(264,299,281)	346,812,598	(242,929,332)

Net increase (decrease) in partners’ capital resulting from operations	$35,585,514	$(192,072,129)	$475,566,692	$(102,034,278)

Wellington Management Legacy Securities PPIF Master Fund, LP

(a Delaware limited partnership)

Statement of Changes in Partners’ Capital

For the Six Months Ended June 30, 2012

(Unaudited)

(in United States Dollars)

	General Partner	The United States Department of the Treasury	Wellington Management Legacy Securities PPIF (Offshore), LP	Wellington Management Legacy Securities PPIF, LP	Total
Partners’ capital, at December 31, 2011	$9,941	$994,146,856	$713,408,980	$280,496,093	$1,988,061,870

Distributions:
Investment proceeds	(248)	(23,650,244)	(17,801,209)	(6,998,522)	(48,450,223)

Allocation of net increase in partners’ capital resulting from operations:
Net increase in partners’ capital resulting from operations	2,390	236,646,504	171,494,827	67,422,971	475,566,692

Partners’ capital, at June 30, 2012	$12,083	$1,207,143,116	$867,102,598	$340,920,542	$2,415,178,339

Wellington Management Legacy Securities PPIF Master Fund, LP

(a Delaware limited partnership)

Statements of Cash Flows

For the Three and Six Months Ended June 30, 2012 and June 30, 2011

(Unaudited)

(in United States Dollars)

	For the three months ended		For the six months ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Cash flows from operating activities:
Net increase (decrease) in partners’ capital resulting from operations	$35,585,514	$(192,072,129)	$475,566,692	$(102,034,278)

Adjustments to reconcile net increase (decrease) in partners’ capital resulting from operations to net cash provided by (used in) operating activities:
Purchase of investments in securities	(171,073,860)	(415,229,372)	(702,153,468)	(801,632,249)
Proceeds from disposition of investments in securities, including proceeds from paydown of principle	285,153,291	120,169,561	771,865,572	234,964,858
Net realized gain on investments	(10,102,143)	(2,587,012)	(35,588,387)	(488,357)
Net change in unrealized depreciation on swap contacts	12,695,835	34,293,751	2,903,597	37,082,220
Net change in unrealized (appreciation) depreciation on investments	34,885,288	230,751,910	(325,020,798)	203,075,084
Net change in unrealized (appreciation) depreciation on UST Warrant	(920,116)	212,189	(2,081,084)	(453,685)
Accretion of discount, net	(28,779,203)	(32,092,876)	(42,722,022)	(62,986,523)
Amortization of debt issuance costs	479,631	479,631	959,263	953,992
(Increase) decrease in swap collateral	19,548,000	(36,260,000)	25,578,000	(40,141,000)
(Increase) decrease in interest receivable	779,365	(538,499)	1,539,591	(1,489,837)
(Increase) decrease in due from broker	1,232,000	(1,786,000)	—	(1,508,000)
Increase (decrease) in interest on loan payable	(71,365)	(10,157)	(107,897)	1,45,055
Decrease in administration fees payable	(131,739)	(96,891)	(140,119)	(64,985)
Decrease in professional fees payable	(110,411)	(41,197)	(67,976)	(66,724)
Decrease in due to broker	—	—	(1,468,000)	—
Increase in payable for investments purchased	—	16,823,934	—	31,601,209
Increase in accrued expenses and other liabilities	6,527	8,660	5,177	15,481

Net cash provided by (used in) operating activities	179,176,614	(277,974,497)	169,068,141	(503,027,739)

Cash flows from financing activities:
Borrowings from loan	—	200,000,000	—	395,000,000
Contributions	—	229,898,549	—	229,898,549
Distributions	(46,904,966)	(47,728,212)	(48,450,223)	(85,134,112)

Net cash provided by (used in) financing activities	(46,904,966)	382,170,337	(48,450,223)	539,764,437

Net change in cash and cash equivalents	132,271,648	104,195,840	120,617,918	36,736,698

Cash and cash equivalents:
Beginning of period	133,409,036	156,513,761	145,062,766	223,972,903

End of period	$265,680,684	$260,709,601	$265,680,684	$260,709,601

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$6,642,774	$5,936,117	$13,201,413	$11,447,258

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